STOCK PURCHASE OPTION AGREEMENT

            THIS Stock Purchase Option Agreement (this “Agreement”) dated August 15, 2011, is made by and between Bioshaft Water Technology, Inc. (the “Company”), and Canadian Environmental Consulting (CEC), the undersigned Optionee (the “Optionee”).

            The purpose of this AGREEMENT is to set forth the terms whereby the Optionee will hold an option to acquire 1,000,000 shares of its common stock (the “Shares”) from the Company.

            The following numbered paragraphs reflect the entire understanding of the arrangement between Optionee and Company.

1. Terms and Conditions of Option

The Company hereby grants to the Optionee the option (the “Option”) to purchase, subject to the terms and conditions of this Agreement, the Shares, at an exercise price of $0.15 per Share (the “Option Price”).

The term (the “Option Term”) of the Option shall commence on the date of this Agreement and shall expire on the 5th anniversary of the date of this Agreement (the “Expiration Date”).

The Option shall vest at 83,333 shares per month over 12 months on each monthly anniversary of the date of this Agreement (the “Vesting Term”), except that the vested amount of the 12th month of the Vesting Term shall be 83,337.

2. Terms of Settlement

On or before the Expiration Date, the Option may be exercised, from time to time, in whole or in part (but for the purchase of whole shares only), by delivery of a written notice (the “Notice”) from the Optionee to the Company, which Notice shall:

(a)	state that the Optionee elects to exercise the Option;

(b)	state the number of shares with respect to which the Option is being exercised (the “Optioned Shares”);

(c)

state the date upon which the Optionee desires to consummate the purchase of the Optioned Shares (which date must be prior to the termination of such Option and no later than 30 days from the delivery of such Notice); and

(d)	Payment of the Option Price for the Optioned Shares shall be made by delivery of cash, money order or a certified check to the order of the Company in an amount equal to the Option Price.

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3. Restricted Status of the Shares; Subsequent Dispositions.

The Optionee hereby confirms its understanding that the Shares to be delivered to the Optionee will be “restricted securities” as that term is defined in Rule 144 under the under the Securities Act of 1933, as amended (the “Securities Act”), and agrees that such Shares shall bear a restrictive legend indicating that they have not been registered under the Securities Act. The Optionee hereby agrees that it shall not make any subsequent offer, sale, transfer, or pledge of Shares unless such disposition is pursuant to registration under the Securities Act and any applicable securities laws of any state or pursuant to an exemption therefrom.

4. Representations and Warranties of Company

Company represents and warrants that:

(a)

immediately prior to and at the exercise of the Option, the Company shall be the legal and beneficial owner of the Shares and the Company shall transfer to the Optionee the Shares free and clear of all liens, restrictions, covenants or adverse claims of any kind or character;

(b)

the Company has the legal power and authority to execute and deliver this Agreement and all other documents required to be executed and delivered by the Company hereunder and to consummate the transactions contemplated hereby;

(c)

there are no investigations, actions, suits or proceedings, administrative or otherwise, threatened or pending to the knowledge of the Company that affect each Company’s rights to their respective Shares or the sale of their respective Shares;

(d)	the warranties and representations of the Company and the provisions hereof shall survive the date hereof, and the consummation of the transactions contemplated herein;

(e)

the Company shall indemnify, defend and hold harmless Optionee from and against all liabilities incurred by Optionee, directly or indirectly, including without limitation, all reasonable attorney’s fees and court costs, arising out of or in connection with the purchase of the Company’s Shares set forth in this Agreement, except where fraud, intent to defraud or default of payment evolves on the part of Optionee; and

(f)

such Company is not insolvent, is not in receivership, nor is any application for receivership pending; no proceedings are pending by or against it in bankruptcy or reorganization in any State or Federal court, nor has it committed any act of bankruptcy.

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5. Entire Agreement.

This Agreement sets forth the entire understanding and agreement between the parties with reference to the subject matter hereof, and there are no other agreements, inducements, understandings, restrictions, warranties or other representations verbal or otherwise between the parties other than those set forth herein.

6. Legal Agreement.

By the signatures of their appointed representatives appearing below, the Optionee and Company will have duly executed and delivered this agreement, constituting a legal, valid and binding agreement enforceable under the laws of the State of California in accordance with its terms.

7. Further Acts.

Each party to this Agreement agrees to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

8. Survival

This Agreement shall be binding on, and shall inure to the benefit of, the parties and their respective heirs, legal representatives, successors and assigns.

9. Notice

All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing, and shall be deemed to have been duly given (1) on the date of delivery, if delivered personally, or sent by facsimile by 3:00 p.m. local time at the place of delivery on such date, followed by an original delivered by first class mail, registered or certified, return receipt requested, postage prepaid, to the party to whom notice is to be given, (2) within 72 hours after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified mail, return receipt requested, postage prepaid, or (3) on the following day if sent by a nationally recognized overnight delivery services, in each case, properly addressed to the party at his address set forth on the signature page of this Agreement or any other address that any party may designate by written notice to the others.

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10. Assignment and Termination

No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

11. Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

BIOSHAFT WATER TECHNOLOGY, INC.

____________________________________
Imad Yassine, COO

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